UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 14, 2026

Amerant Bancorp Inc.
(Exact name of registrant as specified in its charter)

Florida	001-38534	65-0032379
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)

220 Alhambra Circle
Coral Gables, Florida	33134
(Address of principal executive offices)	(Zip Code)
(305) 460-8728 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of exchange on which registered
Class A Common Stock	AMTB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 1.01.    Entry into Material Definitive Agreement.
On September 14, 2026, Amerant Bancorp Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Raymond James & Associates, Inc. (the “Underwriter”) providing for the offer and sale of the Company's $50 million aggregate principal amount of 7.00% Senior Notes due 2031 (the “Notes”) pursuant to an automatic shelf registration statement on Form S-3ASR (File No. 333-296741) filed with and automatically effective upon filing with Securities and Exchange Commission on June 12, 2026 (the “Registration Statement”). The Company made customary representations, warranties and covenants in the Underwriting Agreement concerning the Company and the Registration Statement. The Company agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. On September 17, 2026, the Company completed its previously announced registered public offering (the “Offering”) of the Notes.
The Notes were issued pursuant to the Base Indenture, dated as of September 17, 2026 (the “Base Indenture”), by and between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture, dated as of September 17, 2026 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), by and between the Company and the Trustee.
The Notes bear interest at 7.00% per annum, payable semi-annually in arrears on March 17 and September 17 of each year, commencing on March 17, 2027. The Notes are unsecured and unsubordinated, rank equally in priority among themselves and with all of the Company’s other existing and future unsecured and unsubordinated indebtedness, and are senior in right of payment to all of the Company's existing and future subordinated indebtedness. The Notes will mature on September 17, 2031.
The Company received net proceeds of approximately $48.4 million from the Offering after deducting the Underwriter’s discount and certain offering expenses. The Company intends to use the net proceeds from the Offering for general corporate purposes, which may include working capital, providing capital to support the organic growth of Amerant Bank, N.A., repaying outstanding indebtedness and repurchasing shares of the Company’s Class A common stock under its stock repurchase program.
The foregoing descriptions of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the Notes are qualified in their entirety by reference to the full text of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the Form of Note, copies of which are filed as Exhibit 1.1, Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, to this Current Report on Form 8-K and incorporated by reference herein.
This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any offer, solicitation or sale of the Notes in any jurisdiction in which such offer, solicitation or sale is unlawful.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.
The information set forth under Item 1.01 is incorporated herein by reference.
Item 8.01.    Other Events.
On September 14, 2026, the Company announced the commencement of the Offering. On September 15, 2026, the Company announced the pricing of the Offering. On September 17, 2026, the Company announced the closing of the Offering. Copies of the press releases announcing the launch, pricing and closing of the Offering are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively.
The legal opinion relating to the legality of the Notes is filed as Exhibit 5.1 to this Current Report on Form 8-K. The consent of Akerman LLP is filed as Exhibit 23.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated September 14, 2026, by and between Amerant Bancorp Inc. and Raymond James & Associates, Inc.
4.1	Base Indenture, dated as of September 17, 2026, by and between Amerant Bancorp Inc. and The Bank of New York Mellon, as Trustee.
4.2	First Supplemental Indenture, dated as of September 17, 2026, by and between Amerant Bancorp Inc. and The Bank of New York Mellon, as Trustee.
4.3	Form of Global Note (included in Exhibit 4.2)
5.1	Opinion of Akerman LLP
23.1	Consent of Akerman LLP (included in Exhibit 5.1)
99.1	Press Release, dated September 14, 2026 (Announces Offering)
99.2	Press Release dated September 15, 2026 (Announces Pricing)
99.3	Press Release dated September 17, 2026 (Announces Closing)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2026	Amerant Bancorp Inc.

	By:	/s/ Julio V. Pena
Name: Julio V. Pena
Title: Executive Vice President, Associate General Counsel and Corporate Secretary